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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated January 26, 2001 relating to the financial statements, which appears in America First Mortgage Investments, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2000. We also consent to the reference to us under the heading 'Experts' and 'Selected Financial Data' in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
June 19, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS